Exhibit 99.2

Cable ONE Promotes Michael Bowker to Chief Operating Officer

May 3, 2017 - Phoenix, Arizona -- (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the "Company" or "Cable ONE") today announced that its Board of Directors appointed Michael E. Bowker as Chief Operating Officer effective May 2, 2017.  Bowker will report to Julie Laulis, President and CEO of Cable ONE.

As Chief Operating Officer, Bowker will oversee Cable ONE's daily operations and optimize operational processes, as well as provide leadership for technology, and help drive strategy through the Company's residential and business channels.

"Mike is a seasoned and trusted leader who consistently delivers results. His wealth of experience will be a valuable asset across all facets of our Company as we continue accelerating our growth in residential HSD and Business Services and proceed with integration following the completion of our acquisition of NewWave Communications," Laulis said.

In his previous role as Senior Vice President and Chief Sales and Marketing Officer since June 2014, Bowker oversaw sales and marketing strategy and all aspects of sales activity throughout Cable ONE, including advertising, residential, and commercial sales. Bowker joined Cable ONE in 1999.

"I am excited and honored to take on this new role and look forward to partnering with our talented leadership team to continue Cable ONE's focus on being a competitive and agile service provider in non-metropolitan markets," Bowker said.

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About Cable ONE
Cable One, Inc. (NYSE: CABO) is the seventh-largest cable company in the United States. Serving more than 800,000 customers in 21 states with high-speed internet, cable television and telephone service, Cable ONE provides consumers with a wide range of the latest products and services, including wireless internet service, high-definition programming and phone service with free, unlimited long-distance calling in the continental U.S.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains "forward-looking statements" that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the cable industry and our business and financial results. Forward-looking statements often include words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf.

Important factors that could cause our actual results to differ materially from those in our forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors:

•	the effect of our acquisition of NewWave Communications ("NewWave") on our ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners;
•	the potential diversion of senior management's attention from our ongoing operations due to the acquisition of NewWave;
•	uncertainties as to our ability and the amount of time necessary to realize the expected synergies and other benefits of the NewWave transaction;
•	our ability to integrate NewWave's operations into our own in an efficient and effective manner;
•	rising levels of competition from historical and new entrants in our markets;
•	recent and future changes in technology;
•	our ability to continue to grow our business services product;
•	increases in programming costs and retransmission fees;
•	our ability to obtain support from vendors;
•	the effects of any significant acquisitions by us;
•	adverse economic conditions;
•	the integrity and security of our network and information systems;
•	legislative and regulatory efforts to impose new legal requirements on our data services;
•	changing and additional regulation of our data, video and voice services;
•	our ability to renew cable system franchises;
•	increases in pole attachment costs;
•	the failure to meet earnings expectations;
•	the adequacy of our risk management framework;
•	changes in tax and other laws and regulations;
•	changes in GAAP or other applicable accounting policies; and
•	the other risks and uncertainties detailed in the section titled "Risk Factors" in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 1, 2017.

Any forward-looking statements made by us in this communication speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CONTACTS:
Trish Niemann
Public Relations Director
602.364.6372
 patricia.niemann@cableone.biz

Kevin Coyle
CFO
investor_relations@cableone.biz